Exhibit 4.1
Final Version

Pebblebrook Hotel Trust
as Issuer
The Bank of New York Mellon Trust Company, N.A.
as Trustee

Second Supplemental Indenture
Dated as of September 18, 2025
to the Indenture
Dated as of December 15, 2020

1.625% Convertible Senior Notes due 2030

TABLE OF CONTENTS

Section 1.01    Scope of Supplemental Indenture
Section 1.02    Definitions
Section 1.03    References to Interest
Section 1.04    References to Principal
Article II

THE SECURITIES
Section 2.01    Title and Terms; Payments
Section 2.02    Forms
Section 2.03    Transfer and Exchange; Restrictions on Transfer
Section 2.04    Payments on the Securities
Article III

 PURCHASES
Section 3.01    Purchase at Option of Holders upon a Fundamental Change
Section 3.02    Effect of Fundamental Change Purchase Notice
Section 3.03    Withdrawal of Fundamental Change Purchase Notice
Section 3.04    Deposit of Fundamental Change Purchase Price
Section 3.05    Securities Purchased in Whole or in Part
Section 3.06    Covenant To Comply with Applicable Laws upon Purchase of Securities
Section 3.07    Repayment to the Company
Article IV
OPTIONAL REDEMPTION
Section 4.01    Applicability of Article IV of the Base Indenture
Section 4.02    No Sinking Fund
Section 4.03    Redemption
Section 4.04    Notice of Redemption; Selection of Securities
Section 4.05    Payment of Securities Called for Redemption
Section 4.06    Restrictions on Redemption
Article V

CONVERSION
Section 5.01    Right To Convert
Section 5.02    Conversion Procedures
Section 5.03    Settlement Upon Conversion
Section 5.04    Adjustment of Conversion Rate
Section 5.05    Discretionary and Voluntary Adjustments
i

Section 5.06    Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption
Section 5.07    Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale
Section 5.08    Shares Issued Upon Conversion
Section 5.09    Responsibility of Trustee
Section 5.10    Notice to Holders
Article VI

PARTICULAR COVENANTS OF THE COMPANY
Section 6.01    Inapplicable Provisions in the Base Indenture
Section 6.02    Payment of Principal, Interest, Fundamental Change Purchase Price and Redemption Price
Section 6.03    Maintenance of Office or Agency
Section 6.04    Appointments to Fill Vacancies in Trustee’s Office
Section 6.05    Provisions as to Paying Agent
Section 6.06    Reports
Section 6.07    Statements as to Defaults
Section 6.08    Additional Interest Notice
Section 6.09    Covenant to Take Certain Actions
Section 6.10    Rule 144A Information
Section 6.11    Provisions Relating to Free Tradability; Additional Interest
Article VII

REMEDIES
Section 7.01    Amendments to the Base Indenture
Section 7.02    Events of Default
Section 7.03    Acceleration; Rescission and Annulment
Section 7.04    Additional Interest
Section 7.05    Waiver of Past Defaults
Section 7.06    Control by Majority
Section 7.07    Limitation on Suits
Section 7.08    Rights of Holders to Receive Payment and to Convert
Section 7.09    Collection of Indebtedness; Suit for Enforcement by Trustee
Section 7.10    Trustee May Enforce Claims Without Possession of Securities
Section 7.11    Trustee May File Proofs of Claim
Section 7.12    Restoration of Rights and Remedies
Section 7.13    Rights and Remedies Cumulative
Section 7.14    Delay or Omission Not a Waiver
Section 7.15    Priorities
Section 7.16    Undertaking for Costs
Section 7.17    Waiver of Stay, Extension and Usury Laws
Section 7.18    Notices from the Trustee

Article VIII

SATISFACTION AND DISCHARGE
Section 8.01    Satisfaction and Discharge of the Indenture
Section 8.02    Deposited Monies to Be Held in Trust by Trustee
Section 8.03    Paying Agent to Repay Monies Held
Section 8.04    Return of Unclaimed Monies
Section 8.05    Reinstatement
Article IX

SUPPLEMENTAL INDENTURES
Section 9.01    Supplemental Indentures Without Consent of Holders
Section 9.02    Supplemental Indentures With Consent of Holders
Section 9.03    Notice of Amendment or Supplement
Article X

SUCCESSOR COMPANY
Section 10.01    Consolidation, Merger and Sale of Assets
Section 10.02    Company May Consolidate, Etc. on Certain Terms
Section 10.03    Successor Corporation to Be Substituted
Section 10.04    Opinion of Counsel to Be Given to Trustee
Article XI

MISCELLANEOUS
Section 11.01    Effect on Successors and Assigns
Section 11.02    Governing Law
Section 11.03    No Security Interest Created
Section 11.04    Trust Indenture Act
Section 11.05    Benefits of Supplemental Indenture
Section 11.06    Calculations
Section 11.07    Execution in Counterparts
Section 11.08    Notices
Section 11.09    Ratification of Base Indenture
Section 11.10    The Trustee
Section 11.11    No Recourse Against Others
Section 11.12    Submission to Jurisdiction
Section 11.13    Applicable Tax Law
Section 11.14    OFAC Sanctions

SCHEDULE
Schedule A     Additional Shares
EXHIBIT
Exhibit A     Form of Security

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 18, 2025, between Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture dated as of December 15, 2020, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).
RECITALS OF THE COMPANY
WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;
WHEREAS, Section 12.01(f) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 3.01 of the Base Indenture;
WHEREAS, the Board of Trustees has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;
WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 1.625% Convertible Senior Notes due 2030 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:
Article I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01    Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.
Section 1.02    Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i) the terms defined in this Article I shall have the meanings assigned to them in this Article I and include the plural as well as the singular; and
(ii)all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.11(a), Section 6.11(b) and Section 7.04(a) hereof, as applicable.
“Additional Shares” has the meaning specified in Section 5.06(a) hereof.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“Agent Members” has the meaning specified in Section 2.02(c) hereof.
“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.
“Applicable Tax Law” has the meaning specified in Section 11.13 hereof.
“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Bid Solicitation Agent” means the Company or such other person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 5.01(b)(ii) hereof. Initially, the “Bid Solicitation Agent” means the Company.
“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash Percentage” has the meaning specified in Section 5.03(a)(iii) hereof.
“Close of Business” means 5:00 p.m., New York City time.
“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Shares” means, subject to Section 5.07 hereof, the common shares of beneficial interest, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed, subject to Section 5.07 hereof.
“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 10.02 hereof, shall include its successors and assigns.
“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion.
“Conversion Date” has the meaning specified in Section 5.02(b) hereof.
“Conversion Notice” has the meaning specified in Section 5.02(b) hereof.

“Conversion Obligation” shall have the meaning specified in Section 5.03(a) hereof.
“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.
“Conversion Rate” means initially 62.9129 Common Shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 400 South Hope Street, Suite 500, Los Angeles, California, 90071.
“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.
“Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, one-thirtieth (1/30th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Net Settlement Amount” means, for each of the 30 consecutive Trading Days during the relevant Observation Period:
(1)if the Company does not elect a Cash Percentage or the Company elects (or is deemed to have elected) a Cash Percentage of 0% as set forth herein, a number of Common Shares equal to (i) the difference between the Daily Conversion Value and the Daily Principal Value, divided by (ii) the Daily VWAP for such Trading Day;
(2)if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and the Daily Principal Value; or
(3)if the Company elects a Cash Percentage of less than 100% but greater than 0% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and the Daily Principal Value and (y) the Cash Percentage, plus (ii) a number of Common Shares equal to the product of (x) (A) the difference between the Daily Conversion Value and the Daily Principal Value, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.
“Daily Principal Value” has the meaning specified in the definition of the term “Daily Settlement Amount.”
“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the relevant Observation Period, shall consist of:
(1)cash in an amount equal to the lesser of (i) the quotient obtained by dividing $1,000 by 30 (the “Daily Principal Value”) and (ii) the Daily Conversion Value on such Trading Day; and
(2)if the Daily Conversion Value on such Trading Day exceeds the Daily Principal Value, the Daily Net Settlement Amount.
“Daily VWAP” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, the per-share volume-weighted average price of Common Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page ”PEB <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“DTA” has the meaning specified in Section 5.04(d) hereof.

“Effective Date” has the meaning specified in Section 5.06(c) hereof.
“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 7.02 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Dividend Date” means, except to the extent otherwise provided under Section 5.04(c) hereof, the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
“Final Conversion Period” means the period beginning on, and including, the 35th Scheduled Trading Day immediately preceding the Maturity Date, and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date.
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.
“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:
(1)any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
(2)the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);
(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (2) above); or
(4) the Common Shares cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become convertible into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 5.03, 5.04 and 5.06 hereof), such event shall not be a “Fundamental Change.”
“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b) hereof.
“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a) hereof.
“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a) hereof.
“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a) hereof.
“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a) hereof.
“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depositary or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities as specified therein.
“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.
“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.
“Initial Purchasers” means Raymond James & Associates, Inc. and the several other initial purchasers named in Schedule A to the Purchase Agreement.
“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each January 15 and July 15 of each year, beginning on January 15, 2026.
“last date of original issuance” means (a) with respect to any Securities issued pursuant to the Purchase Agreement, and any Securities issued in exchange therefor or in substitution thereof, the later of (i) the date the Company first issues such Securities and (ii) the last date any Securities are originally issued pursuant to the exercise of the Initial Purchasers’ option to purchase additional Securities as set forth in the Purchase Agreement; and (b) with respect to any additional Securities issued pursuant to Section 2.01(c) hereof, and any Securities issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Securities are originally issued and (y) the last date any Securities are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Securities to purchase additional Securities; or (ii) such other date as is specified in an Officers’ Certificate delivered to the Trustee before the original issuance of such Securities.

“Last Reported Sales Price” of the Common Shares for any Trading Day means the closing sales price per share (or, if no closing sales price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded.  If the Common Shares not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sales Price” will be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Shares are not so quoted, the “Last Reported Sales Price” will be the average of the mid-point of the last bid and last ask prices for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  Any such determination will be conclusive absent manifest error.
“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the proviso set forth in clause (2) of the definition thereof.
“Market Disruption Event” means, if the Common Shares are listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares. For the purposes of determining amounts due upon conversion only pursuant to Section 5.03 hereof, “Market Disruption Event” means (1) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.
“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, January 15, 2030.
“Measurement Period” has the meaning specified in Section 5.01(b)(ii) hereof.
“Merger Event” has the meaning specified in Section 5.07(a) hereof.
“Observation Period” with respect to any Security surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to the Final Conversion Period, the 30-consecutive-Trading-Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs after the issuance by the Company of a Redemption Notice and prior to the Redemption Date, the 30-consecutive-Trading-Day period beginning on, and including, the 31st Scheduled Trading Day prior to the Redemption Date, and (iii) subject to the immediately preceding clause (ii), if the relevant Conversion Date occurs during the Final Conversion Period, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.
“Notice of Default” has the meaning specified in Section 7.02(f) hereof.
“Offer Expiration Date” has the meaning specified in Section 5.04(e) hereof.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Redemption” has the meaning specified in Section 4.03 hereof.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.06 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article V hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.
“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, Fundamental Change Purchase Price of or Redemption Price of, any Securities on behalf of the Company.
“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.
“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum of the Company, dated September 15, 2025, relating to the offering and sale of the Securities.
“Purchase Agreement” means that certain Purchase Agreement, dated September 16, 2025, among the Company and the Initial Purchasers.
“Publicly Traded Securities” has the meaning specified in this Section 1.02 hereof.
“Redemption Date” has the meaning specified in Section 4.04(a) hereof.
“Redemption Notice” has the meaning specified in Section 4.04(a) hereof.
“Redemption Price” means, for any Security to be redeemed pursuant to Section 4.03 hereof, 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, to the Holder of record as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Securities to be redeemed.
“Regular Record Date” means, with respect to any Interest Payment Date, the January 1 (whether or not a Business Day) or the July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
“Reference Property” has the meaning specified in Section 5.07(a) hereof.
“Reporting Event of Default” has the meaning specified in Section 7.04(a) hereof.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.03(e) hereof.
“Restricted Securities” shall have the meaning specified in Section 2.03(e) hereof.
“Restrictive Securities Legend” shall have the meaning specified in Section 2.03(e) hereof.
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading.  If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Amount” has the meaning specified in Section 5.03(a) hereof.
“Settlement Notice” has the meaning specified in Section 5.03(a)(iii) hereof.
“Share Price” has the meaning specified in Section 5.06(c) hereof.
“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.
“Spin-Off” has the meaning specified in Section 5.04(c) hereof.
“Successor Company” has the meaning specified in Section 10.02(a) hereof.
“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.
“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded, and (ii) there is no Market Disruption Event.  If the Common Shares are not so listed or traded, “Trading Day” means a “Business Day.” Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion only pursuant to Section 5.03 hereof, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in Common Shares generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, except that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $3.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $3.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sales Price of the Common Shares on such Trading Day.  Any such determination will be conclusive absent manifest error.  If the Company does not so instruct the Bid Solicitation Agent (if other than the Company) to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate and (ii) the Trading Price for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be.
“Trigger Event” has the meaning specified in Section 5.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Unit of Reference Property” has the meaning specified in Section 5.07(a) hereof.
“U.S.” or “United States” means the United States of America.
“Valuation Period” has the meaning specified in Section 5.04(c) hereof.
Section 1.03    References to Interest.  Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 7.04 hereof.  Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
Section 1.04    References to Principal.
(a)Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security in the Base Indenture or this Second Supplemental Indenture shall be deemed to include the Redemption Price and/or the Fundamental Change Purchase Price, if, in such context, the Redemption Price and/or the Fundamental Change Purchase Price (as applicable) is, was or would be payable in accordance with Article III or Article IV, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Fundamental Change Purchase Price in any provision hereof shall not be construed as excluding the Redemption Price or the Fundamental Change Purchase Price, as applicable, in those provisions hereof where such express mention is not made.
ARTICLE II
THE SECURITIES
Section 2.01    Title and Terms; Payments.
(a)Establishment; Designation.  Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “1.625% Convertible Senior Notes due 2030.”
(b)Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $400,000,000.
(c)Further Issues.  The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for United States federal income tax purposes.  Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.
(d)Purchases.  The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders.  Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.
(e)Denominations.  Pursuant to Sections 3.01 and 3.02 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02    Forms.
(a)In General.  Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
Notwithstanding Section 2.02 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Security will also bear the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.
Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.
The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.
(b)Initial and Subsequent Form of Securities.  The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.
So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.
(c)Global Securities.  Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.
Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03    Transfer and Exchange; Restrictions on Transfer.
(a)In General.  Notwithstanding anything to the contrary in Article III of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article III hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.03 hereof) or for conversion in accordance with Article V hereof or that have been called for redemption in accordance with the provisions of Article IV hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Security Registrar.
At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
(b)Global Securities.  Notwithstanding anything to the contrary in Section 3.05 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(c)Holders Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.07 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of Common Shares on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Notwithstanding anything to the contrary in Section 2.03 of the Base Indenture:
(1)Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.
(2)If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.
(3)If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.
In the case of an exchange for Physical Securities under clause (1) above:
(A)each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and
(C)the Company, in accordance with Section 2.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.
In the case of an exchange for Physical Securities under clause (2) above:
(A)the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary;
(B)the Company, in accordance with Section 2.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and
(C)the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In the case of an exchange for Physical Securities under clause (3) above:
(A)    the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;
(B)    the Company, in accordance with Section 2.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.03 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and
(C)    the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.
In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d)Physical Securities.  Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 3.05 of the Base Indenture.
(e)Restricted Securities. Every Security that bears or is required under this Section 2.03(e) to bear the Restrictive Securities Legend (together with any Common Shares issued upon conversion of the Securities that are required to bear the legend set forth in Section 2.05(d) hereof, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the Restrictive Securities Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.03(e) and Section 2.03(f) hereof, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.03(f) hereof, if applicable) shall bear a legend in substantially the following form (the “Restrictive Securities Legend”) (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)AGREES FOR THE BENEFIT OF PEBBLEBROOK HOTEL TRUST (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Security (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.03(e), be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restrictive Securities Legend required by this Section 2.03(e) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Security as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the Restrictive Securities Legend specified in this Section 2.03(e) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Shares issued upon conversion of the Securities has been declared effective under the Securities Act.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(f)Restricted Common Shares. Until the Resale Restriction Termination Date, any share certificate representing Common Shares issued upon conversion of a Security shall bear a legend in substantially the following form (unless such Common Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Shares have been issued upon conversion of a Security that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Shares):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)AGREES FOR THE BENEFIT OF PEBBLEBROOK HOTEL TRUST (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF SECURITIES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Any such Common Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.03(f).
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)Purchases by Company or Affiliates. Any Security repurchased or owned by the Company or of its subsidiaries shall be retired in accordance with the provisions of Section 2.01(d) hereof. Any Common Shares issued upon the conversion or exchange of a Security that is repurchased or owned by the Company may not be resold by the Company unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Common Shares no longer being a “restricted security” (as defined under Rule 144). Any Security or Common Shares issued upon the conversion or exchange of a Security that is purchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the immediately preceding three months) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144).
Section 2.04    Payments on the Securities.
(a)In General.  Each Security will accrue interest at a rate equal to 1.625% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, September 18, 2025.  Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article III hereof, any Fundamental Change Purchase Date for such Security, subject to the provisions of Article IV hereof, any Redemption Date for such security and, subject to the provisions of Article V hereof, any Conversion Date for such Security.  Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning January 15, 2026, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Pursuant to Section 7.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Additional Interest.
The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.
Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.
(b)Method of Payment.  The Company will pay the principal of, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be.  The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.
The Company will pay the principal of, interest on, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)Defaulted Payments.  The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 3.07 of the Base Indenture.
ARTICLE III
PURCHASES
Section 3.01    Purchase at Option of Holders upon a Fundamental Change.  (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date and the Fundamental Change Purchase Price will be equal to 100% of the principal amount of the Securities to be purchased.
Purchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:
(i)if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and
(ii)if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.
The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:
(1)    if certificated, the certificate numbers of such Securities;
(2)    the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and
(3)    that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03 hereof.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.
Each Fundamental Change Company Notice shall specify:
(i)the events causing the Fundamental Change;
(ii)the date of the Fundamental Change;
(iii)the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article III;
(iv)the Fundamental Change Purchase Price;
(v)the Fundamental Change Purchase Date;
(vi)the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
(viii)that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;
(ix)that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and
(x)the procedures that Holders must follow to require the Company to purchase their Securities.
No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.01.
(c)Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02    Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01 hereof, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security).  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof, subject in each case to extensions to comply with applicable law.
Section 3.03    Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:
(i)the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;
(ii)if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and
(iii)the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;
provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.
The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.
Section 3.04    Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Securities).
Section 3.05    Securities Purchased in Whole or in Part.  Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06    Covenant To Comply with Applicable Laws upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 3.01 hereof, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.01 hereof to be exercised in the time and in the manner specified in Section 3.01 hereof.
Section 3.07    Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 hereof exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.
ARTICLE IV
OPTIONAL REDEMPTION
Section 4.01    Applicability of Article IV of the Base Indenture.
(a)Article IV of the Base Indenture shall not apply to the Securities. Instead, the provisions of this Article IV shall, with respect to the Securities, supersede in its entirety Article IV of the Base Indenture.
Section 4.02    No Sinking Fund.
(a)Article V of the Base Indenture shall not apply with respect to the Securities.
Section 4.03    Redemption.
(a)The Securities shall not be redeemable by the Company prior to July 20, 2028. On or after July 20, 2028, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Securities at the Redemption Price, at the Company’s option, if the Last Reported Sales Price of the Common Shares has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30-consecutive-Trading-Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with Section 4.04 hereof.
Section 4.04    Notice of Redemption; Selection of Securities.
(a)In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Securities pursuant to Section 4.03 hereof, it shall fix a date for Optional Redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 45 Scheduled Trading Days prior to the Optional Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption (a “Redemption Notice”) not fewer than 40 nor more than 50 Scheduled Trading Days prior to the Redemption Date to each Holder of Securities so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Optional Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent. The Optional Redemption Date must be a Business Day and the Company shall not specify a Redemption Date that falls on or after the 31st Scheduled Trading Day immediately preceding the Maturity Date. Simultaneously with providing a Redemption Notice, the Company shall publish, or cause to be published, a notice containing the information set forth in such Redemption Notice on the Company’s website or through such other public medium as the Company may use at that time.
(b)The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Redemption by mail or any defect in the Notice of Redemption to the Holder of any Security designated for Optional Redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Security.
(c)Each Redemption Notice shall specify:

(i)the Redemption Date;
(ii)the Redemption Price;
(iii)that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;
(iv)the place or places where such Securities are to be surrendered for payment of the Redemption Price;
(v)that Holders may surrender their Securities for conversion at any time prior to the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date;
(vi)the procedures a converting Holder must follow to convert its Securities and the Cash Percentage, if applicable;
(vii)the then-current Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 5.06 hereof;
(viii)the CUSIP and ISIN or other similar numbers, if any, assigned to such Securities; and
(ix)in case any Security is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued.
(d)A Redemption Notice shall be irrevocable.
(e)If fewer than all of the outstanding Securities are to be redeemed, the Securities shall be selected for Optional Redemption (in principal amounts of $1,000 or multiples thereof) in accordance with the Applicable Procedures, in the case of Global Securities, and pro rata, in the case of certificated Securities.
(f)In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
Section 4.05    Payment of Securities Called for Redemption.
(a)If any Redemption Notice has been given in respect of the Securities in accordance with Section 4.04 hereof, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.03 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 4.06    Restrictions on Redemption.
(a)The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

ARTICLE V
CONVERSION
Section 5.01    Right To Convert.  (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 5.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding July 15, 2029, only upon satisfaction of one or more of the conditions described in Section 5.01(b) hereof, and (y) on or after July 15, 2029, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.
(b)(i)    A Holder may surrender Securities for conversion during any fiscal quarter commencing after December 31, 2025 (and only during such fiscal quarter) if the Last Reported Sales Price of the Common Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day.
(ii)A Holder may surrender Securities for conversion during the five Business Day period after any five-consecutive-Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 5.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sales Price of the Common Shares on such Trading Day.  The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 5.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.02 hereof.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless a Holder of at least $3.0 million aggregate principal amount of the Securities provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (i) the Conversion Rate in effect on the next Trading Day and (ii) the Last Reported Sales Price of the Common Shares on such Trading Day.  At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sales Price of the Common Shares on such Trading Day.  Whenever the condition to conversion set forth in this Section 5.01(b)(ii) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders and the Trustee.  If, at any time after the condition to conversion set forth in this Section 5.01(b)(ii) has been met, the condition to conversion set forth in this Section 5.01(b)(ii) ceases to be met, the Company will so notify the Holders and the Trustee on the first Trading Day on which such condition ceases to be met.

(iii)If the Company calls any Security for Optional Redemption pursuant to Article IV hereof prior to the close of business on the Business Day immediately preceding July 15, 2029, then a Holder may surrender all or any portion of its Securities for conversion at any time prior to the close of business on the Scheduled Trading Day prior to the relevant Redemption Date, even if the Securities are not otherwise convertible at such time. After that time, the right to convert on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Securities may convert its Securities until the Redemption Price has been paid or duly provided for.
(iv)If the Company elects to (x) issue to all or substantially all holders of the Common Shares rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sales Prices of the Common Shares for the 10-consecutive-Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Shares the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Trustees, exceeding 10% of the Last Reported Sales Price of the Common Shares on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Holders may surrender their Securities for conversion at any time during the period beginning on the 35th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (b) its announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 5.01(b)(iii) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Shares, and as a result of holding the Securities, in the relevant issuance or distribution without having to convert their Securities as if they held a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.
(v)If (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger, binding share exchange, pursuant to which the Common Shares would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries), the Securities may be surrendered for conversion at any time from or after the date that is 25 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date or the anticipated effective date of such sale, conveyance, transfer or lease, as the case may be (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (i) if such transaction is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and, (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction.  The Company will notify the Holders and the Trustee of any such transaction:
(1)as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(2)if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.
(c)Notwithstanding any other provision of the Securities or this Indenture, no Holder of Securities will be entitled to receive Common Shares following conversion of such Securities to the extent that receipt of such Common Shares would cause such Holder (after application of certain constructive ownership rules) to exceed the ownership limits or violate any other restriction on the ownership and transfer of the Company’s shares of beneficial interest as provided in the Company’s declaration of trust. Any purported delivery of Common Shares upon conversion of such Securities will be void and have no effect to the extent (but only to the extent) that such delivery would result in a violation of the restrictions on ownership and transfer of the Company’s shares of beneficial interest set forth in the Company’s declaration of trust.
(d)If any delivery of Common Shares owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the limitations described in Section 5.01(c) hereof, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by value or number, whichever is more restrictive) of any class or series of shares of beneficial interest of the Company outstanding at such time.
Section 5.02    Conversion Procedures.
(a)Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.
(b)To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 5.02(f) hereof and any taxes or duties if required pursuant to Section 5.02(g) hereof, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.
To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:
(i)complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;
(ii)deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;
(iii)if required, furnish appropriate endorsements and transfer documents,
(iv)if required, make any payment required under Section 5.02(f) hereof; and
(v)if required, pay all transfer or similar taxes as set forth in Section 5.02(g) hereof.
If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof prior to the relevant Fundamental Change Expiration Time.
For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the person in whose name the certificate for any Common Shares delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the last Trading Day of the applicable Observation Period. At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.
(c)Endorsement. Any Securities surrendered for conversion shall, unless Common Shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.
(d)Physical Securities. If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
(e)Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
(f)Interest Due Upon Conversion.  If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security. Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Maturity Date will receive the full interest payment, if any, due on the Maturity Date in cash regardless of whether their Securities have been converted following such Regular Record Date.
(g)Taxes Due upon Conversion.  If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.
Section 5.03    Settlement Upon Conversion.
(a)Settlement Amount.  Except as provided below in clause (v) of this Section 5.03(a) and in Section 5.06(b) hereof, upon conversion of any Security, on the second Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall satisfy its obligation to deliver amounts due upon conversion (the “Conversion Obligation”) by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the relevant Observation Period for such Security, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (b) of this Section 5.03.
(i)All conversions for which the relevant Conversion Date occurs during the Final Conversion Period, and all conversions for which the relevant Conversion Date occurs after the Company shall have issued a Redemption Notice and prior to the related Redemption Date, shall be settled using the same forms and amounts of consideration.

(ii)Except for any conversions for which the relevant Conversion Date occurs during the Final Conversion Period or after the Company shall have issued a Redemption Notice and prior to the related Redemption Date, the Company shall use the same forms and amounts of consideration for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to conversions with different Conversion Dates.
(iii)If, in respect of any Conversion Date (or any conversions for which the relevant Conversion Date occurs during the Final Conversion Period or after the Company shall have issued a Redemption Notice and prior to the related Redemption Date), the Company elects to settle all or a portion of its Conversion Obligation in excess of the principal portion of the Securities being converted in cash in respect of such Conversion Date (or such period, as the case may be), the Company shall inform converting Holders through (and upon a written request to) the Trustee of such election (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, (x) in the case of any conversions of Securities for which the relevant Conversion Date occurs during the Final Conversion, prior to the Final Conversion Period and (y) in the case of any conversions for which the relevant Conversion Date occurs after the Company shall have issued a Redemption Notice and prior to the related Redemption Date, in the related Redemption Notice) and the Company shall indicate in such Settlement Notice the percentage of the Conversion Obligation in excess of the principal portion of the Securities being converted that shall be paid in cash (the “Cash Percentage”). If the Company does not elect a Cash Percentage prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage with respect to any conversion on such Conversion Date or during such period, and the Company shall be deemed to have elected a Cash Percentage of 0% with respect to such conversion. In no event shall the Company’s failure to make a timely election of the Cash Percentage constitute an Event of Default under this Indenture.
(iv)The Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional Common Share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values and the amount of cash payable in lieu of delivering any fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(v)If, prior to the relevant Conversion Date, the Common Shares have been replaced by Reference Property consisting solely of cash, pursuant to Section 5.07 hereof, the Company shall pay such cash on the second Trading Day immediately following the relevant Conversion Date.
(b)Fractional Shares.  The Company shall not issue any fractional Common Share upon conversion of the Securities and shall instead pay cash in lieu of delivering any fractional Common Share issuable upon conversion based on the Daily VWAP for the last Trading Day of the relevant Observation Period. For each Security surrendered for conversion, the full number of shares, if any, that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)Settlement of Accrued Interest and Deemed Payment of Principal.  If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the amount of cash and the number of Common Shares, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date (and the Holder shall pay to the Company the interest payment upon conversion if so required by Section 5.02(f) hereof).
As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In addition, if the Settlement Amount for any Security includes both cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.  In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Shares issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution.  Prior to the settlement of any conversion in accordance with this Section 5.03, a Holder shall not be the owner of any Common Shares issuable upon conversion of such Holder’s Securities.
(d)Notices.  Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.
Section 5.04    Adjustment of Conversion Rate.  The Conversion Rate will be adjusted as described in this Section 5.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.
(a)If the Company exclusively issues Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x	OS1
OS0
 where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

 Any adjustment made under this Section 5.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sales Prices of the Common Shares for the 10-consecutive-Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	OS0 + X
OS0 + Y
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=
the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sales Prices of the Common Shares over the 10-consecutive-Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered.  If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 5.04(b) and Section 5.01(b)(iii) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sales Prices of the Common Shares for the 10-consecutive-Trading-Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c)If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding:
(i)dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 5.04(a) hereof or Section 5.04(b) hereof;
(ii)dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.04(d) hereof; and
(iii)Spin-Offs as to which the provisions set forth below in this Section 5.04(c) shall apply;
then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	SP0
SP0 - FMV
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sales Prices of the Common Shares over the 10-consecutive-Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Trustees) of the shares of the Company’s Capital Stock, evidences the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.
If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
Any increase made under the portion of this Section 5.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
With respect to an adjustment pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to one of the Company’s Subsidiaries or other business units, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	FMV0 + MP0
MP0
where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=
the average of the Last Reported Sales Prices of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10-consecutive-Trading-Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sales Prices of the Common Shares over the Valuation Period.
The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 5.04(c) will be made immediately after the Open of Business on the day after the last Trading Day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 5.04(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 5.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Conversion Date.
For purposes of the second adjustment set forth in this clause 5.04(c), (i) the Last Reported Sales Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sales Price of the Common Shares in the definition of “Last Reported Sales Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Shares, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Shares and such Capital Stock or similar equity interest.

Subject to Section 5.04(g) hereof, for the purposes of this Section 5.04(c), rights, options or warrants distributed by the Company to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 5.04(c), (and no adjustment to the Conversion Rate under this Section 5.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.04(c).  If any such right, option or warrant, distributed prior to the date of this Supplemental Indenture are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Shares with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Shares to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividends threshold amount (the “DTA”) for such quarter, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0 x	SP0
SP0 – C
 where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sales Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

DTA	=	the dividend threshold amount, which shall initially be $0.01 per quarter; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Shares in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted other than adjustments made pursuant to this Section 5.04(d). If an adjustment is required to be made as set forth in this Section 5.04(d) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.
If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.  Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(e)If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sales Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for Common Shares purchased in such tender offer or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sales Prices of the Common Shares over the 10-consecutive-Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 5.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references within this Section 5.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last Trading Day of such Observation Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 5.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Conversion Date.
(f)[reserved].
(g)Poison Pill.  Whenever a Holder converts a Security, to the extent that the Company has a rights plan in effect, the Holder converting such Security will receive, in addition to any Common Shares otherwise received in connection with such conversion, the rights under the rights plan unless the rights have separated from the Common Shares, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Shares, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 5.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.
(h)Deferral of Adjustments.  Notwithstanding anything to the contrary herein, except on and after the first Trading Day of any Observation Period with respect to a Security and on or prior to the last Trading Day of such Observation Period, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made (i) upon the occurrence of the Effective Date for any Make-Whole Fundamental Change, (ii) if the Company calls the Securities for Optional Redemption, and (iii) on each Trading Day of any Observation Period.
(i)Limitation on Adjustments.  Except as stated in this Section 5.04, the Company will not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.  If, however, the application of the formulas in Sections 5.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment).
In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:
(i)on account of stock repurchases that are not tender offers referred to in Section 5.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Trustees or otherwise;
(ii)upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;
(iii)upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;
(iv)upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Securities were first issued;
(v)for a change in the par value of the Common Shares;

(vi)for accrued and unpaid interest on the Securities, if any; or
(vii)for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.
(j)For purposes of this Section 5.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.
(k)Withholding on Adjustments. If, in connection with any adjustment to the Conversion Rate as set forth in this Section 5.04 a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Shares, if any, otherwise deliverable to a Holder upon a conversion of Securities in accordance with the provisions of Section 5.03 hereof or repurchase of a Security in accordance with the provisions of Article III hereof.
Section 5.05    Discretionary and Voluntary Adjustments.
(a)Discretionary Adjustments.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sales Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sales Prices, the Daily VWAPs or function thereof is to be calculated.
(b)Voluntary Adjustments.  To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Trustees determines that such increase would be in the Company’s best interest.  The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
Section 5.06     Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption.
(a)Increase in the Conversion Rate.  If (1) a Make-Whole Fundamental Change occurs, or (2) the Company provides a Notice of Redemption in accordance with the provisions of Section 4.04 hereof, and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change or Notice of Redemption, as the case may be, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described in this Section 5.06.  A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change. A conversion of Securities will be deemed for these purposes to be “in connection with” a Notice of Redemption if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the date of the Notice of Redemption until the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date.

(b)Cash Mergers.  Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Share Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 5.06) multiplied by (ii) such Share Price.  In such event, the Company will pay such amount of cash to a converting Holder on the second Business Day following the applicable Conversion Date.  Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 5.02 hereof (but subject to Section 5.07 hereof).
(c)Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change or a Notice of Redemption shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the date of the Notice of Redemption and the price (the “Share Price”) paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change or with respect to the Optional Redemption, as the case may be.  If the holders of the Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share.  Otherwise, the Share Price shall be the average of the Last Reported Sales Prices of the Common Shares over the 10-consecutive-Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date of the Notice of Redemption, as the case may be.
(d)Interpolation and Limits.  The exact Share Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:
(i)If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
(ii)If the Share Price is greater than $100.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table in Schedule A pursuant to Section 5.06(d)(iv) hereof), the Conversion Rate shall not be increased.
(iii)If the Share Price is less than $11.56 per share (subject to adjustments in the same manner as the Share Prices set forth in the column headings of the table in Schedule A pursuant to Section 5.06(d)(iv) hereof), the Conversion Rate shall not be increased.
Notwithstanding the foregoing, in no event will the Conversion Rate exceed 86.5051 Common Shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 5.04 hereof.
(iv)The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted.  The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 5.04 hereof.
(e)Notices.  The Company shall notify the Trustee and the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 5.07     Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
(a)Merger Events.  In the case of:
(i)any recapitalization, reclassification or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 5.04(a) hereof);
(ii)any consolidation, merger or combination involving the Company;
(iii)any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
(iv)any statutory share exchange;
and, in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one Common Share (i) is entitled to receive in the applicable Merger Event or (ii) if as a result of the applicable Merger Event, each Common Share is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-Common Share weighted average of the types and amounts of Reference Property actually received by the holders of the Common Shares, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities based on a number of Common Shares equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Securities based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Securities; provided, however, that (i) any amount payable in cash upon conversion of the Securities in accordance with Sections 5.03 and 5.06 hereof shall continue to be payable in cash, (ii) the number of Common Shares that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 5.03 and 5.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sales Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.
If the Merger Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of Reference Property is comprised of the per-Common Share weighted average of the types and amounts of consideration received by the holders of the Common Shares in the Merger Event that affirmatively make such an election, the Company shall notify Holders of the weighted average as soon as practicable after such determination is made.
The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.07.  Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article V in the judgment of the Board of Trustees or the board of directors of the successor person.  If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Shares includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b)Notice of Supplemental Indentures.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 5.07 shall similarly apply to successive Merger Events.
Section 5.08     Shares Issued Upon Conversion.
(a)Reservation of Shares.  To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any Common Shares, the Company will reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the conversion of the Securities.
(b)Certain other Covenants.  The Company covenants that all Common Shares that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).
The Company shall list or cause to have quoted any Common Shares to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.
Section 5.09     Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities, and are not responsible for monitoring the price of any of the foregoing; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
Section 5.10     Notice to Holders.
(a)Notice to Holders Prior to Certain Actions.  The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information.  In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)Issuances, Distributions, and Dividends and Distributions.  If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 5.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 5.04(c) hereof (including any separation of rights from the Common Shares described in Section 5.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 5.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be.  In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.
(ii)Voluntary Increases.  If the Company increases the Conversion Rate pursuant to Section 5.05(b) hereof, the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.
(iii)Dissolutions, Liquidations and Winding-Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event.  The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expected to be entitled to receive in such event, changes.
(b)Notices After Certain Actions and Events.  Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 5.04, 5.05 or 5.06 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.
ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY
Section 6.01     Inapplicable Provisions in the Base Indenture.  Section 6.07 of the Base Indenture shall not be applicable to the Securities.
Section 6.02     Payment of Principal, Interest, Fundamental Change Purchase Price and Redemption Price.  This Section 6.02 shall replace Section 6.01 of the Base Indenture in its entirety.
The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and the Redemption Price, if applicable), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 6.03     Maintenance of Office or Agency.  This Section 6.03 replaces Section 6.02 of the Base Indenture in its entirety and references in the Base Indenture to Section 6.02 of the Base Indenture shall be deemed replaced with references to this Section 6.03.
The Company will maintain an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.
The Company may also from time to time designate co-registrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.
Section 6.04     Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 6.05     Provisions as to Paying Agent.  This Section 6.05 shall replace Section 6.03 of the Base Indenture in its entirety and references in the Base Indenture to Section 6.03 of the Base Indenture shall be deemed replace with references to this Section 6.05.
(a)If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.05:
(i)that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, the Fundamental Change Purchase Price for, and the Redemption Price for, the Securities in trust for the benefit of the holders of the Securities;
(ii)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, the Fundamental Change Purchase Price for, or the Redemption Price for, the Securities when the same shall be due and payable; and
(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, and the Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, Fundamental Change Purchase Price or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.
(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for or Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for or Redemption Price for, the Securities when the same shall become due and payable.
(c)Anything in this Section 6.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 6.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
Section 6.06     Reports.  This Section 6.06 will replace the last sentence of Section 10.02 of the Base Indenture in its entirety.
The Company shall file with the Trustee, within 15 days after the same are required to be filed with the SEC, copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)).  Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 6.06 at the time of such filing through the EDGAR system (or such successor thereto).
Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 6.07     Statements as to Defaults.  The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto.  Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 1.02 of the Base Indenture.
Section 6.08     Additional Interest Notice.  If Additional Interest is payable by the Company pursuant to Section 6.11 or Section 7.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 6.09     Covenant to Take Certain Actions.  Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per Common Share issuable upon conversion of the Securities would be less than the par value of the Common Shares, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue Common Shares at such adjusted Conversion Rate.
Section 6.10     Rule 144A Information. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any Common Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Securities or any Common Shares issuable upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or Common Shares pursuant to Rule 144A.
Section 6.11     Provisions Relating to Free Tradability; Additional Interest.
(a)If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the immediately preceding three months (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of (i) 0.25% per annum of the principal amount of the Securities outstanding for each day during the first 90 calendar days of such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities and (i) 0.50% per annum of the principal amount of Securities outstanding for each day after the first 90 calendar days of such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities. As used in this Section 6.11(a), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section 6.11(a), the phrase “restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities” shall not include, for the avoidance of doubt, the assignment of a restricted CUSIP number or the existence of the Restrictive Securities Legend on Securities in compliance with Section 2.03(e) hereof, in either case, during the six-month period described in this Section 6.11(a).

(b)If, and for so long as, the Restrictive Securities Legend on the Securities specified in Section 2.03(e) hereof has not been removed, the Securities are assigned a restricted CUSIP number or the Securities are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the immediately preceding three months (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 385th day after the last date of original issuance of the Securities issued pursuant to the Purchase Agreement or any additional Securities issued pursuant to Section 2.01(c) hereof, as the case may be, the Company shall pay Additional Interest on the Securities at a rate equal to (i) 0.25% per annum of the principal amount of Securities outstanding for the first 90 calendar days after such 385th calendar day until the restrictive legend has been removed from the Securities, the Securities are assigned an unrestricted CUSIP number and the Securities are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities and (ii) 0.50% per annum of the principal amount of Securities outstanding after the first 90 calendar days after such 385th calendar day until the Restrictive Securities Legend on the Securities has been removed in accordance with Section 2.03(e) hereof, the Securities are assigned an unrestricted CUSIP number and the Securities are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the immediately preceding three months) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities; provided, however, that no Additional Interest shall accrue or be owed pursuant to this Section 6.11(b) until the fifth Business Day following written notification to the Company by the Trustee at the written direction of any Holder or by any Holder or beneficial owner of Securities requesting that the Company comply with its obligation to pay such Additional Interest (which notice may be given at any time after the 330th day after the last date of original issuance of the Securities issued pursuant to the Purchase Agreement or any additional Securities issued pursuant to Section 2.01(c) hereof, as the case may be), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 6.11(b) for any period prior to the 385th day after the last date of original issuance of the Securities issued pursuant to the Purchase Agreement or any additional Securities issued pursuant to Section 2.01(c) hereof, as the case may be.
(c)Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.
(d)Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 6.11(a) or Section 6.11(b) hereof shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.04(a) hereof. However, in no event shall Additional Interest payable for the Company’s failure to comply with its obligations to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as set forth in Section 6.11(a) hereof, together with any Additional Interest that may accrue at the Company’s election as a result of the Company’s failure to comply with its reporting obligations pursuant to Section 7.04(a) hereof, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
ARTICLE VII
REMEDIES
Section 7.01    Amendments to the Base Indenture.
(a)The Holders shall not have the benefit of Article VIII of the Base Indenture and, with respect to the Securities, this Article VII supersedes Article VIII of the Base Indenture in its entirety.
(b)The reference to Section 8.12 in Section 9.01(d) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.06 hereof.
(c)The reference to Section 8.01(d) in the proviso to the first sentence of Section 9.02 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.02(f) hereof.

(d)The reference to Section 8.01(a) or 8.01(b) in Section 9.03(h) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.01(a) or (b) hereof.
(e)The reference to Section 8.14 in Section 9.10(d) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.16 hereof.
Section 7.02    Events of Default.  Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:
(a)default in any payment of interest on any Security when due and payable, and the default continues for a period of thirty days;
(b)default in the payment of the principal of any Security (including the Fundamental Change Purchase Price or the Redemption Price) when due and payable on the Maturity Date, upon Optional Redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(c)failure by the Company to comply with its obligations under Article V hereof to convert the Securities into the amount of cash or the combination of cash and Common Shares, if any, determined in accordance with Article V hereof upon exercise of a Holder’s conversion right and that failure continues for five (5) Business Days;
(d)failure by the Company to comply with its obligations under Article X hereof;
(e)failure by the Company to issue a notice in accordance with the provisions of Section 5.01(b)(iii) hereof or Section 3.01(b) hereof when due;
(f)failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 7.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;
(g)failure by the Company to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time);
(h)the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(i)an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 7.03    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.02(h) or Section 7.02(i) hereof with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately.  If an Event of Default specified in Section 7.02(h) or Section 7.02(i) hereof with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.
Section 7.04    Additional Interest.
(a)Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with Section 6.06 hereof (a “Reporting Event of Default”), will consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to (i) 0.25% per annum of the Outstanding principal amount of the Securities for the first 180 days of the 360-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Securities for the last 180 days of such 360-day period as long as such Event of Default is continuing. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities in accordance with the provisions of Section 6.11(c) hereof. On the 361st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 361st day), the Securities will be subject to acceleration pursuant to Section 7.03 hereof. The provisions of this Section 7.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 7.04 or the Company elected to make such payment but do not pay the Additional Interest when due, the Securities will be immediately subject to acceleration as provided in Section 7.03 hereof.
(b)In order to elect to pay the Additional Interest as the sole remedy during the first 360 days after the occurrence of an Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 7.03 hereof.
(c)In no event shall Additional Interest payable, as set forth in this Section 7.04, at the Company’s election for failure to comply with its obligations as set forth in Section 6.06 hereof, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to Section 6.11(a) hereof, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.
Section 7.05    Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of principal or interest, a failure to deliver consideration due upon conversion or any other provisions that requires the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Securities that have become due solely by such declaration of acceleration have been cured or waived.

Section 7.06    Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article IX of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
Section 7.07    Limitation on Suits.  Subject to Section 7.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:
(a)such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;
(b)the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;
(c)such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;
(d)the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity; and
(e)during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.
A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.
Section 7.08    Rights of Holders to Receive Payment and to Convert.  Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, or Redemption Price for, its Securities, on or after the respective due date, and to convert its Securities and receive payment or delivery of the consideration due with respect to such Securities in accordance with Article V hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 7.07 hereof.
Section 7.09    Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Section 7.02(a), 7.02(b) or 7.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, Redemption Price for, and the amount of cash or the combination of cash and Common Shares, if any, as the case may be, due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 9.07 of the Base Indenture.
Section 7.10    Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 7.11    Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.12    Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 7.13    Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.06 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 7.14    Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.
Section 7.15    Priorities.  If the Trustee collects any money pursuant to this Article VII, it will pay out the money in the following order:
FIRST: to the Trustee, its agents and attorneys for amounts due under Section 9.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, Redemption Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and
THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 7.15.  If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.
Section 7.16    Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article V hereof.
Section 7.17    Waiver of Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
Section 7.18    Notices from the Trustee.  Notwithstanding anything to the contrary in the Base Indenture, whenever a Default occurs and is continuing and is known to the Trustee in accordance with the Base Indenture, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred.  Except in the case of a Default in the payment of the principal of, interest on, Fundamental Change Purchase Price for or Redemption Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.
Article VIII

SATISFACTION AND DISCHARGE
Section 8.01    Satisfaction and Discharge of the Indenture.  The provisions set forth in this Article VIII shall, with respect to the Securities, supersede in their entirety Article VII of the Base Indenture.

When (a) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, any Redemption Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash or the combination of cash and Common Shares, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Redemption Date or Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities. The Trustee is hereby authorized and directed to open and maintain any accounts as may be required to hold cash or Common Shares deposited with it pursuant to this Article VIII.
Section 8.02    Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 8.04 hereof, all monies and Common Shares, if any, deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and Common Shares shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies or Common Shares have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.
Section 8.03    Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies and Common Shares, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and Common Shares.
Section 8.04    Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies and Common Shares deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and Common Shares; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 8.05    Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or Common Shares in accordance with Section 8.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money and Common Shares in accordance with Section 8.02 hereof; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Common Shares, if any, held by the Trustee or Paying Agent.
ARTICLE IX

SUPPLEMENTAL INDENTURES
Section 9.01    Supplemental Indentures Without Consent of Holders.  Section 12.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 9.01 shall replace Section 12.01 of the Base Indenture in its entirety.
Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)to conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Offering Memorandum, as supplemented by the pricing term sheet dated September 16, 2025 relating to the offering;
(b)to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;
(c)to add guarantees with respect to the Securities and to remove guarantees in accordance with the terms of this Indenture and the Securities;
(d)to secure the Securities;
(e)to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;
(f)to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities or to make any other change that does not adversely affect the rights of any Holder in any material respect;
(g)to provide for a successor Trustee; or
(h)to comply with the Applicable Procedures of the Depositary.
Section 9.02    Supplemental Indentures With Consent of Holders.  Section 12.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 9.02 shall replace Section 12.02 of the Base Indenture in its entirety.
With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
(a)reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)reduce the rate of interest on any Security or change the time for payment of interest on any Security;
(c)reduce the principal of any Security or the amount payable upon Optional Redemption of any Security or change the Maturity Date;
(d)change the place or currency of payment on any Security;
(e)make any change that impairs or adversely affects the conversion rights of any Securities;
(f)reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;
(g)impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or the right to receive payment of the amount of cash or the combination of cash and Common Shares, if any, as the case may be, due upon conversion of its Securities on or after the due dates therefore or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;
(h)modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Securities; or
(i)make any change to the provisions of this Article IX that requires each Holder’s consent or in the waiver provisions in Section 7.05 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities.
It shall not be necessary for any Act or consent of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
Section 9.03    Notice of Amendment or Supplement.  After an amendment or supplement under this Article IX becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.
ARTICLE X

SUCCESSOR COMPANY
Section 10.01    Consolidation, Merger and Sale of Assets.
(a)The provisions in Article XI of the Base Indenture shall not apply with respect to the Securities, and this Article X supersedes the entirety thereof.
(b)In addition, the reference to “Article Eight” in Section 6.04 of the Base Indenture is, with respect to the Securities, deemed replaced with a reference to this Article X.
Section 10.02    Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 10.04 hereof, the Company shall not consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and
(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
Section 10.03    Successor Corporation to Be Substituted.  In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price or Redemption Price), accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article X may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.
In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
Section 10.04    Opinion of Counsel to Be Given to Trustee.  In the case of an such merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article X.
ARTICLE XI

MISCELLANEOUS
Section 11.01    Effect on Successors and Assigns.  Notwithstanding Section 1.11 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.
Section 11.02    Governing Law.  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 11.03    No Security Interest Created.  Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04    Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 11.05    Benefits of Supplemental Indenture.  Notwithstanding anything to the contrary in Section 1.11 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.
Section 11.06    Calculations.  Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determinations of the Last Reported Sales Prices of the Common Shares, accrued interest payable on the Securities and the Conversion Rate.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations as provided to the Trustee to any Holder upon the request of that Holder at the sole cost and expense of the Company.
Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the nearest 1/10,000th of a Common Share.
Section 11.07    Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplemental Indenture or the Securities by facsimile or by electronic (.pdf) format shall be as effective as delivery of a manually executed counterpart of this Supplemental Indenture and the Securities, as applicable. The original documents shall be delivered as soon as practicable, if requested. Each party agrees that this Supplemental Indenture, the Securities and any other documents to be delivered in connection herewith may be electronically or digitally signed, and that any such electronic or digital signatures appearing on this Supplemental Indenture, the Securities or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
Section 11.08    Notices.  The Company or the Trustee, by notice given to the other in the manner provided in Section 1.05 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.
Notwithstanding anything to the contrary in Sections 1.05 and 1.06 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent.  Each notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Conversion Agent, as the case may be, to the Company.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
Section 11.09    Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
Section 11.10    The Trustee.  The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.
Section 11.11    No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.
Section 11.12    Submission to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 11.13    Applicable Tax Law. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 11.08 of this Indenture, such information concerning the Holders of the Securities as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Securities under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Securities under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Securities by accepting a Security shall be deemed to have agreed to the foregoing provisions of this Section 11.13 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Securities.
Section 11.14    OFAC Sanctions. The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury ("OFAC") or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively "Sanctions"). The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any repayments/reimbursements made pursuant the Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

PEBBLEBROOK HOTEL TRUST

By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Co-President, Chief Financial
Officer, Treasurer and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Michael C. Jenkins
	Name:	Michael C. Jenkins
	Title:	Vice President

SCHEDULE A
The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 5.06 hereof based on the Share Price and Effective Date set forth below.

	Share Price
Effective Date	$11.56	$15.89	$20.66	$25.00	$30.00	$35.00	$40.00	$50.00	$75.00	$100.00
September 18, 2025	23.5922	11.4034	5.8950	3.5600	2.1683	1.4137	0.9673	0.4932	0.0931	0.0000
January 15, 2026	23.5922	11.2756	5.7367	3.4220	2.0623	1.3351	0.9095	0.4616	0.0856	0.0000
January 15, 2027	23.5922	10.4034	4.8591	2.7168	1.5537	0.9751	0.6543	0.3290	0.0583	0.0000
January 15, 2028	23.5922	8.9887	3.6104	1.8108	0.9627	0.5889	0.3955	0.2034	0.0331	0.0000
January 15, 2029	23.5922	6.7778	1.9085	0.7772	0.3900	0.2497	0.1783	0.0988	0.0129	0.0000
January 15, 2030	23.5922	0.0195	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF SECURITY]
[For Global Securities, include the following legend:
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
[For Restricted Securities, include the following legend:
THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)AGREES FOR THE BENEFIT OF PEBBLEBROOK HOTEL TRUST (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

No.:	[ ]
CUSIP:	70509V AB6
ISIN:	US70509VAB62
Principal Amount $[                 ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto]1
Pebblebrook Hotel Trust
1.625% Convertible Senior Notes due 2030
Pebblebrook Hotel Trust, a Maryland real estate investment trust, promises to pay to [                 ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                 ] on January 15, 2030 (the “Maturity Date”).
Interest Payment Dates: January 15 and July 15, beginning on January 15, 2026.
Regular Record Dates: January 1 and July 1.
Additional provisions of this Security are set forth on the other side of this Security.

1 Include for Global Securities only.

IN WITNESS WHEREOF, PEBBLEBROOK HOTEL TRUST has caused this instrument to be duly signed.

PEBBLEBROOK HOTEL TRUST

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Attest:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]
PEBBLEBROOK HOTEL TRUST
1.625% Convertible Senior Notes due 2030
This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issued under an Indenture dated as of December 15, 2020 (herein called the “Base Indenture”), and as further supplemented by the Second Supplemental Indenture, dated as of September 18, 2025 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is not subject to redemption prior to July 20, 2028. On or after July 20, 2028, this Security is subject to redemption in accordance with the terms and subject to the conditions specified in the Indenture.
As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding July 15, 2029, and (ii) on or after July 15, 2029, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, Common Shares or a combination of cash and Common Shares, as the case may be, determined in accordance with Article V of the Supplemental Indenture.
As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price or Redemption Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price or the Redemption Price), interest on and the amount of cash, Common Shares or combination of cash and Common Shares, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT -as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act		(State)
Additional abbreviations may also be used though not in the above list.

ANNEX A
[Include for Global Security]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To:          Pebblebrook Hotel Trust
The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, Common Shares or combination of cash and Common Shares, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any Common Shares issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.
Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted.  If any Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.
Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any Common Shares and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)
Please print Name and Address
(including zip code number)
Social Security or other Taxpayer
Identifying
Number

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To:          Pebblebrook Hotel Trust
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Pebblebrook Hotel Trust (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number
principal amount to be repaid (if less than all):
$          ,000
NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:
❒To the Company or a subsidiary thereof; or
❒Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
❒Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
❒Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program